EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS


                           Sellers & Associates, P.C.
                          Certified Public Accountants
                              5230 S. Ridgeline Dr.,
                                Ogden, Utah 84405
                               Tel: (801) 476-0270
                               Fax: (801) 475-6811



We consent to the inclusion in the registration statement on Form S-8 being filed under the Securities Exchange Act of 1933 by Elephant Talk Communications, Inc. on our report dated October 31, 2001, relating to our audit of the financial statements of Elephant Talk Communications, Inc. and Subsidiaries for the year ended September 30, 2001 and to the reference of our firm under the captions "Expert" appearing in the above-referenced registration statement.


/s/ Sellers & Associates, P.C.
------------------------------
Sellers & Associates, P.C.


Ogden, Utah
April 26, 2002




















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